Exhibit 99.1
[Names and addresses of counsel
appear on signature page]
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

In re ATMEL CORPORATION DERIVATIVE LITIGATION	Master File No. CV 06-4592-JF

This Document Related To:

All Actions.
SETTLEMENT AGREEMENT
Settlement Agreement
Case No. 06-04592 JF

AGREEMENT
     This Agreement is entered into by, on behalf of, and among: Plaintiffs in the Federal Action, Defendant James Michael Ross and nominal party Atmel Corporation. This Agreement is intended to fully, finally, and forever resolve, discharge, and settle the Settled Claims, upon and subject to the terms and conditions of this Agreement.
     1. DEFINITIONS
     As used in this Agreement, the following terms shall have the meanings specified below:
     1.1 “Action” or “Federal Action” means the derivative actions now pending in this Federal Court and consolidated under the caption “In re Atmel Corporation Derivative Litigation,” Master File No. CV 06-4592-JF.
     1.2 “Agreement” means this settlement agreement, including all exhibits.
     1.3 “Atmel” or the “Company” means Atmel Corporation and its subsidiaries.
     1.4 “California Derivative Action” means the derivative action filed in the Superior Court of the State of California, County of Santa Clara, under the caption “In re Atmel Corporation Derivative Litigation,” Master File No. 106CV068049.
     1.5 “Current Atmel Shareholder(s)” means all record and beneficial owners of Atmel common stock and the representatives, trustees, executors, heirs, administrators, transferees, agents, successors, or assigns of all such owners, immediate or remote, in each case solely in their capacities as stockholders of Atmel as of June 6, 2010.
     1.6 “Defendant” means James Michael Ross.
     1.7 “Delaware Action” means the action brought by Defendant, now pending in the Court of Chancery for the State of Delaware, under the caption “J. Michael Ross v. Atmel Corporation,” Master File No. 5151-VCS.
     1.8 “Effective Date” means the first date by which all of the events set forth in paragraphs 10.2 to 10.12 have occurred.
     1.9 “Federal Court” means the United States District Court for the Northern District of California, San Jose Division.

     1.10 “Federal Plaintiffs” means Patrick McWeeny, James Juengling, Kenneth Kelley, Anthony A. Noble, and Randle Smith.
     1.11 “Federal Plaintiffs’ Counsel” or “Plaintiffs’ Counsel” means the law firms of Barroway Topaz Kessler Meltzer & Check, LLP (“Barroway Topaz”), and Wolf Haldenstein Adler Freeman & Herz, LLP (“Wolf Haldenstein”).
     1.12 “Final Federal Judgment” means the final judgment and order of dismissal in the Federal Action as provided for in paragraph 7.1.
     1.13 “Notice” or “Notice of Proposed Settlement” means the Notice of Proposed Settlement provided for in Exhibit B to this Agreement.
     1.14 “Parties” or “Settling Parties” means Federal Plaintiffs, Defendant and Atmel.
     1.15 “Party” means any one of the Parties.
     1.16 “Person” means any individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, trust, unincorporated association, government, or any political subdivision or agency thereof.
     1.17 “Preliminary Order” means the order preliminarily approving the Settlement, approving the Notice of Proposed Settlement, and setting the settlement hearing as provided for in paragraph 6.1 of this Agreement.
     1.18 “Released Persons” means the Defendant and each of his successors, heirs, executors, administrators, assigns, spouses, attorneys, legal representatives, any entity in which the Defendant has an interest, and each of Atmel’s past and present directors, officers, agents, advisors, employees, affiliates, predecessors, parents, subsidiaries, divisions, and related or affiliated entities.
     1.19 “Settled Claims” means all claims, rights, demands, causes of action, liabilities, and suits of any kind whatsoever, whether known or unknown, that have been, could have been, or in the future might be asserted by Atmel, by any of the Plaintiffs individually or on behalf of Atmel, or by any shareholder derivatively on Atmel’s behalf, based on, arising out of, or in any way relating to: Atmel’s historical stock option granting practices between 1991 and 2006;

Atmel’s restatement of its financial reports in June 2007; any of the acts, failures to act, omissions, misrepresentations, transactions, occurrences, or other matters alleged in this Action or the California Derivative Action; the subject matter of this Action or the California Derivative Action; or any public disclosure regarding Atmel’s stock option grants between 1991 and 2006.
     2. DESCRIPTION OF THE ACTION
     2.1 On July 25, 2006, Atmel announced that its audit committee had initiated an independent investigation “regarding the timing of Atmel stock option grants.” The investigation covered Atmel’s stock option grants between March 19, 1991, and August 3, 2006. In June 2007, Atmel restated its financial statements for the periods between 1993 and 2005 by approximately $116 million.
     2.2 On July 27, 2006, James Juengling filed a derivative action in the Federal Court against certain current and former officers and directors of Atmel (Action No. C06-04592). Three additional derivative actions were filed in the same court by Anthony Noble (Action No. C06-4973), Kenneth Kelley (Action No. C06-04680), and Patrick McWeeny (Action No. C08-01031). On October 4, 2006, these actions were consolidated under the caption In re Atmel Corp. Derivative Litig., Master File No. CV 06-4592-JF. Juengling, Kelley and Noble were appointed lead plaintiffs, and Barroway Topaz Kessler Meltzer & Check, LLP, and Wolf Haldenstein Adler Freeman & Herz, LLP, were appointed co-lead plaintiffs’ counsel in the Federal Action.
     2.3 On November 3, 2006, plaintiffs in the Federal Action filed a consolidated complaint, which was later amended to include James Michael Ross as a defendant. The complaint alleged that the individual defendants violated accounting rules, company policy, federal securities law, and state law “by intentionally manipulating Atmel stock option grants between February 1994 and April 2003.” The complaint alleged that the individual defendants backdated stock option grants, made false and misleading statements in Form 10-Ks, Form 10-Qs, proxy statements, and Form 4s in order to conceal the backdating, engaged in insider trading, and engaged in other conduct leading to Atmel’s June 2007 restatement. The Federal Action brought federal securities claims under Sections 14(a), 20(a), 10(b), and Rule 10b-5 of the

Securities Exchange Act. It also brought claims for breach of fiduciary duty, aiding and abetting, unjust enrichment, constructive fraud, corporate waste, breach of contract, and violation of California Corporations Code section 25402.
     2.4 On July 26, 2006, Mark Perlmutter filed a shareholder derivative action in the Superior Court of the State of California, County of Santa Clara, against certain current and former officers and directors of Atmel (Action No. 106-CV-068049). On August 18, 2006, Govind Basnet filed a shareholder derivative action in the same court (Action No. 106-CV-068049). On September 29, 2006, Lawrence William Dunst, George S. Graham, Jr., Betty M. Larkin, and Victor Sands filed a shareholder derivative action in the same court (Action No. 106-CV-072097). These actions were consolidated as Case No. 106-CV-068049. On February 20, 2007, Mark Perlmutter was appointed lead plaintiff and the law firm of Robbins Umeda LLP was appointed lead counsel in the California Derivative Action. On April 23, 2007, the plaintiffs in the California Derivative Action filed a consolidated complaint.
     2.5 The California Derivative Action consolidated complaint alleged that certain current and former officers and directors engaged in a “scheme dating back to at least 1993 and continuing to at least 2005, whereby defendants caused or allowed Atmel insiders to manipulate their stock-option grant dates so as to secretly maximize their profits from the stock options.” The complaint also alleged that defendants violated corporate policies, accounting rules, and California state law by engaging in stock option backdating and springloading, by making false and misleading statements in Form 10-Ks and Form 10-Qs in order to conceal stock option manipulation, and by engaging in other conduct leading to Atmel’s June 2007 restatement. The complaint also alleged that, between 1996 and 2005, certain defendants engaged in illegal insider trading. The California Derivative Complaint brought common law claims for unjust enrichment, breach of fiduciary duty, abuse of control, gross mismanagement, corporate waste, accounting, rescission, and constructive trust. It also brought statutory claims pursuant to California Corporations Code sections 25402 and 25403.
     2.6 In September 2008, the parties began to engage in settlement discussions. Atmel subsequently provided the parties with nearly 250,000 pages of documents.

     2.7 On September 23, 2008, and on October 7, 2008, after reviewing both public and non-public documents produced by Atmel, Federal Plaintiffs’ Counsel sent letters to counsel for Atmel demanding certain monetary relief and corporate therapeutics.
     2.8 On October 24, 2008 and November 18, 2008, the Parties participated in two all-day, in-person mediations with the Honorable Layn R. Phillips (Ret.).
     2.9 Over the next several months, the Parties continued to engage in extensive arm’s-length settlement discussions, during which the issues were thoroughly discussed in a frank exchange of views on the merits of the claims and defenses. Plaintiffs’ Counsel conferred with Counsel for Defendants on multiple occasions to discuss monetary relief and corporate governance reforms.
     2.10 On April 6, 2009, the Parties participated in a third all-day, in-person mediation with Judge Phillips. After the third mediation, the Parties continued their negotiations with the assistance of Judge Phillips.
     2.11 Notwithstanding these efforts, in June 2009 the Parties reached an impasse. The Parties began to proceed with litigation and with discovery.
     2.12 In October and November 2009, the Parties met and conferred in an effort to bridge their differences and come to a resolution of the Actions. They discussed and negotiated the material terms of a possible settlement.
     2.13 As a result of these lengthy, arm’s-length settlement discussions, and with the substantial assistance of Judge Phillips as mediator, the parties to this Action and the California Derivative Action, other than Defendant, entered into a Settlement Agreement, which received final approval by the Court on March 31, 2010.
     2.14 Pursuant to the Settlement approved on March 31, 2010, Atmel (i) received a direct financial benefit of $9.65 million; (ii) agreed to adopt and/or implement of a variety of corporate governance enhancements, particularly in the way Atmel grants and documents grants of employee stock option awards; (iii) agreed to pay Plaintiffs’ counsels’ attorneys’ fees, costs, and expenses in the amount of $4.94 million; and (iv) received releases of all the settling defendants, and the dismissal with prejudice of all the derivative actions, except as against the Defendant.
     2.15 After extensive negotiations among the Parties, and Atmel’s insurers, the Parties have reached an agreement for the settlement of the Action on the terms set forth in this Agreement.
     3. BENEFITS OF THE SETTLEMENT
     3.1 Plaintiffs believe that the claims they have asserted against the Defendant in the Action on behalf of Atmel have merit. However, Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against Defendant through trial and through appeals. Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as this one, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action, or that may be asserted. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the settlement set forth in the Agreement is in the best interests of the Plaintiffs, Atmel, and Current Atmel Shareholders. Plaintiffs’ Counsel believe that the Settlement set forth in the Agreement confers substantial benefits upon Atmel and Current Atmel Shareholders.
     3.2 Defendant has indicated his intent to vigorously contest each and every claim in the Action. Defendant has consistently maintained that he acted in accordance with governing laws at all times and that he had no involvement in the alleged wrongdoing. Defendant contends that he has also compiled testimony and documentary evidence from which he is prepared to demonstrate that he had no involvement in the alleged wrongdoing. In addition, there has been no finding whatsoever, by any court or agency, of any wrongdoing of any kind on Defendant’s part.
     3.3 Defendant nonetheless has concluded that it is in his best interests that the Action be settled on the terms and conditions set forth in this Agreement. Defendant reached that conclusion after considering the factual and legal issues in the Action, the substantial benefits to

Defendant of a final resolution of the Action, the expense that would be necessary to defend the Action through trial and through any appeals that might be taken, the benefits of disposing of protracted and complex litigation, and the desire of Defendant to conduct his business unhampered by the distractions of continued litigation.
     4. NO ADMISSION OF FAULT, LIABILITY, OR WRONGDOING
     4.1 Defendant enters into this Agreement without in any way acknowledging any personal fault, liability, or wrongdoing of any kind. Defendant continues vigorously to deny all of the material allegations in the Action, and asserts that all claims in the Action are completely without merit.
     4.2 Neither this Agreement, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by Defendant of the truth of any of the allegations in the Action, or of any liability, fault, or wrongdoing of any kind.
     4.3 Neither this Agreement, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be referred to, offered as evidence, or received in evidence in any pending or future civil, criminal, or administrative action or proceeding, except in a proceeding to enforce this Agreement, to defend against the assertion of the Settled Claims, or as otherwise required by law.
     5. CONSIDERATION FOR SETTLEMENT OF THE ACTION
     5.1 Atmel has reached agreements with its first and second excess directors and officers insurers that they will, within ten days after entry of the Preliminary Order, make the following payments to Atmel:
(i)	Atmel’s first excess insurer will pay to Atmel the remainder of its policy; and

(ii)	Atmel’s second excess insurer will pay to Atmel the sum of $1.8 million.
     Atmel estimates that, after reimbursement of its fees and disbursements, the net benefit to Atmel of this Agreement will be approximately $1.7 million.

     6. ORDER APPROVING NOTICE OF PROPOSED SETTLEMENT AND SETTING SETTLEMENT HEARING
     6.1 Federal Plaintiffs’ Counsel agree to apply to the Federal Court for entry of a Preliminary Order, substantially in the form of Exhibit A to this Agreement, as soon as practicable after the execution of this Agreement.
     7. FINAL JUDGMENT AND ORDER OF DISMISSAL OF THE ACTION
     7.1 Federal Plaintiffs’ Counsel agree to apply to the Federal Court for entry of a Final Federal Judgment, substantially in the form of Exhibit C to this Agreement, as soon as practicable after entry of the Preliminary Order.
     7.2 Within ten days after entry of the Final Federal Judgment, Defendant shall seek dismissal without prejudice of the Delaware Action and shall use his best efforts to secure the dismissal.
     8. RELEASES
     8.1 As of the Effective Date, Atmel, the Plaintiffs (individually and derivatively on behalf of Atmel and all Current Atmel Shareholders), and the Defendant shall be deemed to have, and by operation of the Final Federal Judgment shall have, fully, finally, and forever released and discharged the Released Persons from all Settled Claims and from all claims arising out of or relating to the defense, settlement, or resolution of the Action as against the Defendant.
     8.2 As of the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Final Federal Judgment shall have, fully, finally, and forever released and discharged Plaintiffs and Plaintiffs’ Counsel from all claims arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Settled Claims.
     8.3 The Parties acknowledge that the Settled Claims may include claims, rights, demands, causes of action, liabilities, or suits that are not known or suspected to exist as of the Effective Date. The Parties nonetheless release all such claims against the Released Persons. The Parties waive, with respect to the Settled Claims, the rights afforded by California Civil Code Section 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
The Parties also waive any rights or benefits afforded by any similar statute or law of California or any other jurisdiction.
     8.4 Nothing in this Agreement shall in any way impair or restrict the rights of any of the Parties to enforce the terms of the Agreement. In addition, nothing in this Agreement shall limit or otherwise affect the rights, if any, of the Defendant to receive indemnification or advancement of legal expenses arising from law and/or statute, or any existing written agreements.
     9. ATTORNEYS’ FEES AND EXPENSES
     9.1 Plaintiffs’ Counsel agree they will not seek an award of any attorneys’ fees in connection with this Agreement.
     9.2 Atmel agrees to pay to Federal Plaintiffs’ Counsel, subject to court approval, $25,000.00 to reimburse Federal Plaintiffs’ Counsel for expenses incurred in the Action since the March 31, 2010 Settlement was approved.
     9.3 Atmel shall, within ten days after entry of the Final Federal Judgment, pay the expenses provided for in paragraph 9.2 to Wolf Haldenstein and Barroway Topaz. Federal Plaintiffs’ Counsel shall be responsible for allocation of the expenses among themselves.
     10. EFFECTIVE DATE OF THE SETTLEMENT
     10.1 The settlement of the Action shall become effective on the date that all of the events set forth in paragraphs 10.2 through 10.10 have occurred.
     10.2 Plaintiffs’ Counsel, Counsel for Atmel, and Counsel for Defendant have executed this Agreement.
     10.3 The Federal Court shall have entered the Preliminary Order.
     10.4 Atmel’s board of directors shall have, in the exercise of its business judgment, approved the Agreement as fair, reasonable, and adequate, and in the best interests of Atmel and Current Atmel Shareholders, and Atmel shall have executed this Agreement.

     10.5 Atmel’s insurers shall have made the payments to Atmel described in paragraph 5.1.
     10.6 The Federal Court shall have entered the Final Federal Judgment.
     10.7 Atmel shall have paid expenses to Federal Plaintiffs’ Counsel as provided in paragraph 9.2.
     10.8 The Delaware Court of Chancery shall have dismissed the Delaware Action without prejudice.
     10.9 The time to appeal from the Final Federal Judgment, or any interim order, shall have expired.
     10.10 If any appeal is taken from the Final Federal Judgment, or any interim order, the appeal either shall have been dismissed or shall have resulted in affirmance of the judgment or order.
     10.11 If a ruling or decision is entered by an appellate court with respect to the Final Federal Judgment, or any interim order, the time to petition for a writ of certiorari with respect to the ruling or decision shall have expired.
     10.12 If a petition for a writ of certiorari with respect to the Final Federal Judgment, or any interim order is filed, the petition shall have been denied or dismissed, or, if granted, shall have resulted in affirmance of the judgment or order.
     11. TERMINATION OF SETTLEMENT AGREEMENT
     11.1 If any of the conditions set forth in paragraphs 10.2 through 10.12 does not occur, then the Agreement shall have no further force or effect. In that event, the Parties shall revert to their respective positions as of the date immediately prior to the execution of this Agreement, as though the Agreement had never been executed.
     11. OTHER TERMS
     11.1 The Parties acknowledge that it is their intent to consummate this Agreement, and agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Agreement and to exercise their best efforts to accomplish the foregoing terms and conditions of the Agreement.

     11.2 The Parties intend this Agreement to be a final and complete resolution of all disputes between the Parties, with respect to the Action. The Agreement compromises claims that are contested and shall not be deemed an admission by any of the Parties as to the merits of any claim, allegation, or defense. The Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel.
     11.3 This Agreement constitutes the entire agreement among the Parties and no representations, warranties, or inducements have been made to any of the Settling Parties concerning the Agreement other than the representations, warranties, and covenants contained and memorialized in the Agreement.
     11.4 The Agreement may be amended or modified only by a written instrument signed by Counsel for each of the Parties. Amendments and modifications may be made without notice to Current Atmel Shareholders unless notice is required by the Court.
     11.5 The Agreement shall be subject to, governed by, and construed and enforced pursuant to, the laws of the State of Delaware.
     11.6 Plaintiffs’ Counsel represent that they have the full authority of each of their respective plaintiffs to execute this Agreement, Counsel for Defendant represents that he has the full authority of Defendant to execute this Agreement, and Counsel for Atmel represents that he has the full authority of Atmel to execute this Agreement.
     11.7 This Agreement may be executed in one or more counterparts, which together shall be deemed one original agreement. A complete set of counterparts, either originally executed or copies, shall be filed with the Court.
     11.8 The Parties agree that all discovery and other proceedings in the Action shall be stayed as of the date of the signing of this Agreement, until further order of the Court, except as may be necessary to implement the settlement of the Action or comply with the terms of this Agreement.
     11.9 The Parties and all Released Persons agree not to make any public or private statement regarding this settlement, except that: (a) this Agreement may be publicly filed with the Federal Court; (b) plaintiffs may move for preliminary approval of this Agreement and make any other court filings in support of the settlement; (c) Atmel may publish the Notice (Exhibit B to this Agreement) in the manner contemplated by paragraphs 3 through 5 of the preliminary order; and (d) the Parties may publish the press releases attached as Exhibits D and E to this Agreement. In addition, the Parties may disclose this Agreement to auditors, in required SEC filings, and as otherwise required by law. Other than the aforementioned exceptions, the Parties may only reveal to third-parties that the Action was settled.
     11.10 Within thirty days after the Effective Date, the Parties will dispose of all documents designated confidential or highly confidential as provided for in the Stipulated Confidentiality Agreement And Order entered on March 13, 2009.
     11.11 The Parties agree that any rule of construction, to the effect that any ambiguities are to be construed against the drafting parties, shall not be employed in interpretation of the Agreement.
IN WITNESS WHEREOF, the Settling Parties, through their respective counsel, have executed this agreement as of June 6, 2010.

Dated: June 6, 2010	BARROWAY TOPAZ KESSLER
MELTZER & CHECK, LLP
ERIC L. ZAGAR
NICHOLE BROWNING
TARA KAO

By:	/s/ ERIC L. ZAGAR
ERIC L. ZAGAR

280 King of Prussia Road
Radnor, PA 19087
Telephone: (610) 667-7706
Facsimile: (610) 667-7056

Co-Lead Counsel for Plaintiffs Anthony A. Nobel, Patrick McWeeny, and James Juengling

Dated: June 6, 2010	WOLF HALDENSTEIN ADLER FREEMAN
& HERZ LLP
FRANCIS M. GREGOREK
LAWRENCE P. KOLKER
BETSY C. MANIFOLD

By:	/s/ BETSY C. MANIFOLD
BETSY C. MANIFOLD

Symphony Towers
750 B Street, Suite 2770
San Diego, California 92101
Telephone: (619) 239-4599
Facsimile: (619) 234-4599

Co-Lead Counsel for Plaintiffs, Counsel for Anthony A. Nobel

Dated: June 6, 2010	ORRICK, HERRINGTON & SUTCLIFFE LLP
MICHAEL TORPEY
KEN HERZINGER
RICK GALLAGHER

By:	/s/ MICHAEL TORPEY
MICHAEL TORPEY

405 Howard Street
San Francisco, California 94105-2669
Telephone: (415) 773-5700
Facsimile: (415) 773-5759

Attorneys for Defendant Mike Ross

Dated: June 6, 2010	MORRISON & FOERSTER LLP
DARRYL P. RAINS
KENNETH A. KUWAYTI
BRIAN LEVINE

By:	/s/ DARRYL P. RAINS
DARRYL P. RAINS

755 Page Mill Road
Palo Alto, California 94304-1018
Telephone: (650) 813-5600
Facsimile: (650) 494-0792

Attorneys for Nominal Defendant Atmel Corporation

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

In re ATMEL CORPORATION DERIVATIVE	Master File No. CV 06-4592-JF
LITIGATION

SETTLEMENT AGREEMENT
This Document Related To:
EXHIBIT A
All Actions.
[PROPOSED] ORDER PRELIMINARILY
APPROVING SETTLEMENT AND PROVIDING FOR NOTICE
Exhibit A
Case No. 06-04592 JF

     This matter came on for hearing on                                         , 2010. The Settling Parties have made application, pursuant to Federal Rule of Civil Procedure 23.1, for an order: (i) preliminarily approving the proposed settlement of the above-captioned shareholder derivative action, in accordance with the Settlement Agreement dated June 6, 2010 (the “Agreement”) and (ii) approving for distribution of the Notice of Settlement.
     IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:
     1. The Court, for purposes of this Preliminary Order, adopts the definitions set forth in paragraphs 1.1 through 1.19 of the Agreement.
     2. The Court preliminarily approves the settlement of the Action set forth in this Agreement as falling within the range of possible approval and meriting submission to Current Atmel Shareholders for consideration.
     3. Not later than ten days following entry of this Order, Atmel shall cause a Notice of Proposed Settlement, substantially in the form of Exhibit B to the Agreement, to be filed with the Securities and Exchange Commission (“SEC”) on Form 8-K. Atmel shall also file a copy of this Agreement as an exhibit to the Form 8-K.
     4. Not later than ten days following entry of this Order, Atmel shall issue a press release regarding the Agreement and shall post a link to the Notice of Proposed Settlement on its website.
     5. Not later than ten days following entry of this Order, Atmel shall cause a summary notice of proposed settlement to be published in Investors Business Daily. Atmel shall bear the costs of this advertisement.
     6. The Court finds that dissemination of information regarding the proposed settlement in the manner set out in this Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and the United States Constitution.
     7. A settlement hearing shall be held on                                                              , at the United States District Court for the Northern District of California, 280 South First Street, San Jose, CA 95113, at which the Court will determine: (i) whether the terms of the Agreement

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should be approved as fair, reasonable, and adequate; (ii) whether the separately negotiated payment of Plaintiffs’ Counsel’s expenses should be approved; and (iii) whether the above-entitled action should be dismissed on the merits and with prejudice. The Court may adjourn or continue the hearing without further notice to Current Atmel Shareholders.
     8. Any Current Atmel Shareholder who objects to the settlement of the Action, or to the separately negotiated payment of Plaintiffs’ Counsel’s expenses, shall have a right to appear and be heard at the settlement hearing. Any such person must file with the Court and deliver to Plaintiffs’ Counsel a written notice of objection postmarked on or before                                         . The objection should be accompanied by proof of ownership of Atmel stock, and shall contain a plain statement of the person’s objections, along with any documents or other evidence the person wishes the Court to consider. Only Shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the hearing, unless the Court orders otherwise. Federal Plaintiffs’ Counsel shall provide copies of any and all such notices of objection to Counsel for Atmel at least five business days before the settlement hearing.
     9. Any Current Atmel Shareholder who does not make an objection in the manner provided herein shall be deemed to have waived any such objection.
     10. All discovery and other proceedings in this Action are hereby stayed and/or enjoined until further order of the Court, except as may be necessary to implement the settlement of the Action or comply with the terms of this Agreement.
     11. Atmel, Defendant, and all Current Atmel Shareholders are hereby barred from commencing or prosecuting any direct or representative action asserting any of the Settled Claims against any of the Released Persons unless and until the Agreement is terminated according to its terms.
     12. The Court may, for good cause, extend any of the deadlines set forth in the Order without further notice to Current Atmel Shareholders.
     13. Neither this Preliminary Order, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be referred to, offered as evidence, or received in evidence in any pending or future civil, criminal, or administrative action or

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proceedings, except in a proceeding to enforce the Preliminary Order, to defend against the assertion of the Settled Claims, or as otherwise required by law.

Dated:
United States District Judge

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UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

In re ATMEL CORPORATION DERIVATIVE	Master File No. CV 06-4592-JF
LITIGATION

SETTLEMENT AGREEMENT
This Document Related To:
EXHIBIT B
All Actions.
NOTICE OF PROPOSED SETTLEMENT
Exhibit B
Case No. 06-04592 JF

NOTICE OF SETTLEMENT OF LITIGATION

TO:	ALL CURRENT HOLDERS OF ATMEL CORPORATION COMMON STOCK AS OF JUNE 6, 2010:
PLEASE TAKE NOTICE THAT the derivative actions now pending in the United States District Court for the Northern District of California, consolidated under the caption “In re Atmel Corporation Derivative Litigation,” Master File No. CV 06-4592-JF, against Atmel’s former general counsel, James Michael Ross, are being settled.
The terms of the settlement: (i) provide a direct financial benefit to Atmel Corporation by way of a payment by its insurers of approximately $1.7 million, after reimbursement of Atmel’s fees and disbursements; (ii) require Atmel to make a payment of plaintiffs’ counsels’ expenses in the amount of $25,000.00; and (iii) provide for the dismissal with prejudice of all the actions and releases of all claims against James Michael Ross.
SUMMARY OF THE ACTION BEING SETTLED:
The derivative actions being settled allege that Atmel’s former general counsel, James Michael Ross, violated accounting rules, company policy, federal securities law, and state law by intentionally manipulating Atmel stock option grants between 1991 and 2005. The actions allege that options were backdated, and that Atmel made false and misleading statements in public reports and filings in order to conceal the backdating. The actions also allege various claims for violations of federal securities laws, breaches of fiduciary duty, aiding and abetting, and corporate waste. All of these allegations have been denied based on Mr. Ross’s assertion that he acted in accordance with governing laws at all times and that he had no involvement in any alleged wrongdoing.
IF YOU ARE A HOLDER OF ATMEL CORPORATION COMMON STOCK AS OF JUNE 6, 2010, YOUR RIGHTS MAY BE AFFECTED BY THE PROPOSED SETTLEMENT.
ON ______, 2010, AT _____ A.M., a hearing will be held before the United States District Court for the Northern District of California, 2112 Robert F. Peckham Federal Building and United States District Courthouse, 280 First Street, San Jose, California 95113, to determine: (i) whether the terms of the settlement should be approved as fair, reasonable, and adequate; (ii) whether the actions should be dismissed on the merits and with prejudice; and (iii) whether the payment of plaintiffs’ counsel’s expenses should be approved.
If you are a holder of Atmel Corporation common stock as of June 6, 2010, and you wish to object to the terms of the settlement, the dismissal of the actions with prejudice, or the payment of plaintiffs’ counsel’s expenses, you may appear and be heard at the hearing.
Any shareholder who wishes to object, or appear at the hearing, must submit a written objection to the Court, and deliver a copy of the objection to plaintiffs’ counsel on or before _____. The objection should be accompanied by proof of ownership of Atmel stock, and must contain a plain statement of the person’s objections, along with any documents or other evidence the person wishes the Court to consider.

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Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the hearing, unless the Court otherwise so orders. Any shareholder who does not make an objection in the manner provided above shall be deemed to have waived any such objection.
Objections should be filed with the clerk of the Court and served upon plaintiffs’ counsel as follows:
Clerk of the Court
United States District Court
Northern District of California
2112 Robert Peckham Federal Building and U.S. Courthouse
280 South First Street
San Jose, California 95113
Eric Zagar
BARROWAY TOPAZ KESSLER
MELTZER & CHECK, LLP
280 King of Prussia Road
Radnor, PA 19087
(610) 667-7706
ADDITIONAL INFORMATION: You may obtain additional information by inspecting the settlement agreement on file in the office of the Clerk of the Court during regular business hours or by contacting Mr. Zagar at the address set forth above.

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UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

In re ATMEL CORPORATION DERIVATIVE	Master File No. CV 06-4592-JF
LITIGATION

SETTLEMENT AGREEMENT
This Document Related To:
EXHIBIT C
All Actions.
[PROPOSED] FINAL FEDERAL JUDGMENT
AND ORDER OF DISMISSAL
Exhibit C
Case No. 06-04592 JF

     This matter came on for hearing on                     , 2010. The Court has considered the Settlement Agreement (the “Agreement”) and all oral and written objections and comments received regarding the proposed settlement, and has reviewed the record in the Action. Good cause appearing,
     IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:
     1. The Court, for purposes of this Final Federal Judgment and Order of Dismissal of the Federal Action, adopts the definitions set forth in paragraphs 1.1 through 1.19 of the Agreement.
     2. The Court has jurisdiction over the subject matter of the Federal Action and personal jurisdiction over the Federal Plaintiffs, all Current Atmel Shareholders, Atmel, and the Defendant.
     3. During the course of the litigation, the Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11.
     4. The Court finds that the distribution of the Notice of Proposed Settlement as provided for in the Preliminary Order constituted the best notice practicable under the circumstances and fully complied with Rule 23.1 of the Federal Rules of Civil Procedure and with the United States Constitution, and the requirements of due process under state law.
     5. The Court approves the settlement of the Action as set forth in the Agreement as fair, reasonable, and adequate to Atmel and all Current Atmel Shareholders pursuant to Rule 23.1 of the Federal Rules of Civil Procedure. The Parties are hereby ordered to consummate the settlement in accordance with its terms set forth in the Agreement.
     6. The Federal Action is hereby dismissed on the merits and with prejudice. This order shall constitute a final judgment pursuant to Rule 54 of the Federal Rules of Civil Procedure, and the timeliness of any appeal shall be measured from the date of entry of this order.
     7. As of the Effective Date, Atmel the Plaintiffs (individually and derivatively on behalf of Atmel and all Current Atmel Shareholders), and the Defendant shall be deemed to have, and by operation of this judgment shall have, fully, finally, and forever released and discharged the Released

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Persons from all Settled Claims and from all claims arising out of or relating to the defense, settlement, or resolution of the Action.
     8. As of the Effective Date, each of the Released Persons shall be deemed to have, and by operation of this judgment shall have, fully, finally, and forever released and discharged Plaintiffs and Plaintiffs’ Counsel from all claims arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.
     9. Plaintiffs, Atmel, and Current Atmel Shareholders are permanently barred and enjoined from instituting or prosecuting, in any capacity, any action or proceeding against any of the Released Persons that involves or asserts any of the Settled Claims.
     10. As of the Effective Date, the Parties, and all other persons and entities shall be deemed to be, and by operation of this judgment shall be, permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting against the Defendant any claim for contribution or indemnity that is related to, based upon, or arises out of the Settled Claims, regardless of whether such claim for contribution or indemnity is asserted as a claim, cross-claim, counterclaim, third-party claim, or in any other manner, in any court, arbitration, administrative agency, or forum. All such claims are hereby extinguished, discharged, satisfied, and unenforceable.
     11. This Order shall not limit or otherwise affect the rights, if any, of the Defendant (a) to receive indemnification or advancement of legal expenses arising from law and/or statute, or any existing written agreements, or (b) to enforce the terms of this Agreement.
     12. The Court reserves exclusive and continuing jurisdiction over the Federal Action, the Federal Plaintiffs, all Current Atmel Shareholders, Atmel, and the Defendant for the purposes of supervising the implementation, enforcement, construction, and interpretation of the Agreement, the Preliminary Order, and this Judgment.
     13. Neither this Final Federal Judgment, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be referred to, offered as evidence, or received in evidence in any pending or future civil, criminal, or administrative action or

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proceedings, except in a proceeding to enforce this judgment, to defend against the assertion of the Settled Claims, or as otherwise required by law.

Dated:
United States District Judge

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UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

In re ATMEL CORPORATION DERIVATIVE	Master File No. CV 06-4592-JF
LITIGATION

SETTLEMENT AGREEMENT
This Document Related To:
EXHIBIT D
All Actions.
ATMEL PRESS RELEASE
Exhibit D
Case No. 06-04592 JF

ATMEL ANNOUNCES RESOLUTION OF STOCK OPTION BACKDATING LITIGATION
SAN JOSE, Calif., June 7, 2010 /PRNewswire via COMTEX News Network/ — Atmel® Corporation (Nasdaq: ATML), a leader in microcontroller and touch solutions, today announced the settlement of the remaining claims in long-running derivative litigation involving stock option backdating. The company had previously settled claims against a number of present and former employees, officers and directors.
The settlement announced today resolves claims asserted against the sole remaining defendant, the company’s former general counsel. The settlement, which is subject to approval by the court, provides for a payment to Atmel by the company’s insurers and for the dismissal of all remaining claims, resulting in a complete termination of the derivative litigation.
“We are pleased to have successfully resolved the remaining claims and to have put this derivative litigation behind us,” said Steven Laub, Atmel’s President and Chief Executive Officer. Mr. Laub also noted that since July 2006 — when Atmel’s Audit Committee commenced an eight-month investigation of the company’s historical stock option granting practices — the company had implemented a number of corporate governance changes in order to strengthen its stock option administration and governance functions.
About Atmel
Atmel Corporation (Nasdaq: ATML) is a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry’s broadest intellectual property (IP) portfolios, Atmel is able to provide the electronics industry with complete system solutions focused on industrial, consumer, security, communications, computing and automotive markets.

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UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

In re ATMEL CORPORATION DERIVATIVE	Master File No. CV 06-4592-JF
LITIGATION

SETTLEMENT AGREEMENT
This Document Related To:
EXHIBIT E
All Actions.
JAMES M. ROSS PRESS RELEASE
Exhibit E
Case No. 06-04592 JF

Complaint Against Former General Counsel of Atmel Dismissed With Prejudice
Publication: [ ]
Date: [ ]
SAN FRANCISCO — Resolving the litigation involving Atmel’s stock option procedures, the plaintiffs in the federal derivative litigation involving Atmel have agreed to dismiss all claims against former General Counsel Michael Ross with prejudice. Subject to the court’s approval, the dismissal of all claims against Mr. Ross will end the case.
Mr. Ross did not to participate in a settlement earlier this year involving other current and former directors and officers of the company. Mr. Ross instead chose to pursue the litigation, which was headed for a trial in 2011. The dismissal will bring the litigation to a close, with Atmel receiving the benefit of closure as well as contributions by its insurers. Mr. Ross will not make any payments.
“Mr. Ross would not accept any resolution of the case involving terms suggesting that he had ever done anything improper,” said Michael Torpey, Mr. Ross’s attorney from Orrick, Herrington & Sutcliffe. “While we were looking forward to establishing at trial that Mr. Ross acted properly at all times, Mr. Ross feels pleased and vindicated by the settlement and dismissal of the claims against him.”

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